Filed Pursuant to Rule 424(b)(2)
                                        Registration Statement Nos. 333-01807,
                                        33-41932, 33-49136, 33-57922, 33-51269,
                                        33-54929

     THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS SUBJECT TO COMPLETION OR AMENDMENT.

                             SUBJECT TO COMPLETION
                                OCTOBER 22, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 5, 1996)

3,000,000 DECS(SM)
(DEBT EXCHANGEABLE FOR COMMON STOCK(SM))

SALOMON INC

         % EXCHANGEABLE NOTES DUE FEBRUARY 1, 2001
(SUBJECT TO EXCHANGE INTO COMMON SHARES, PAR VALUE $1.00 PER SHARE, OF CINCINNATI BELL INC.)

The principal amount of each of the     % Exchangeable Notes Due February 1,
2001 (each, a "DECS"), of Salomon Inc, a Delaware corporation (the "Company"),
being offered hereby will be $    (the last sale price of the common shares, par
value $1.00 per share (the "Common Shares"), of Cincinnati Bell Inc., an Ohio
corporation ("Cincinnati Bell"), on     , 1996, as reported on the New York
Stock Exchange Composite Tape) (the "Initial Price"). The DECS will mature on
February 1, 2001. Interest on the DECS, at the rate of     % of the principal
amount per annum, is payable quarterly on February 1, May 1, August 1 and November 1, beginning February 1, 1997. The DECS are not subject to redemption or any sinking fund prior to maturity.

At maturity (including as a result of acceleration or otherwise), the principal amount of each DECS will be mandatorily exchanged by the Company into a number of Common Shares (or, at the Company's option, the cash equivalent) at the Exchange Rate (as defined herein). The Exchange Rate is equal to, subject to certain adjustments, (a) if the Maturity Price (as defined below) is greater
than or equal to $    ,       Common Shares per DECS, (b) if the Maturity Price
is less than $    but is greater than the Initial Price, a fraction equal to the
Initial Price divided by the Maturity Price of one Common Share per DECS and (c) if the Maturity Price is less than or equal to the Initial Price, one Common Share per DECS. The "Maturity Price" means the average Closing Price (as defined herein) per Common Share on the 20 Trading Days (as defined herein) immediately prior to maturity, except as otherwise described herein. Accordingly, the value of the Common Shares to be received by holders of the DECS (or the cash equivalent) at maturity will not necessarily equal the principal amount thereof. The DECS will be unsecured obligations of the Company ranking pari passu with all of its other unsecured and unsubordinated indebtedness. Cincinnati Bell will have no obligations with respect to the DECS. See "Description of the DECS."

SEE "RISK FACTORS RELATING TO DECS" BEGINNING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.

Attached hereto is a prospectus of Cincinnati Bell relating to the Common Shares that may be received by holders of DECS at maturity. The Common Shares are listed on the New York Stock Exchange ("NYSE") and the Cincinnati Stock Exchange ("CSE") under the symbol "CSN." Application has been made to list the DECS on the NYSE.

For a discussion of certain United States federal income tax consequences for holders of DECS, see "Certain United States Federal Income Tax Considerations."

"DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

The Cincinnati Bell Pension Plans Trust is concurrently offering for sale in a separate offering and pursuant to a separate prospectus (the "Pension Trust Offering") 2,000,000 Common Shares owned by the Cincinnati Bell Pension Plans Trust, plus up to an additional 300,000 Common Shares solely to cover over-allotments. The closings of the offering of the DECS offered hereby and the Pension Trust Offering are not conditioned upon each other.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                                       PRICE TO             UNDERWRITING            PROCEEDS TO
                                                       PUBLIC(1)              DISCOUNT             COMPANY(1)(2)
Per DECS......................................    $                      $                      $
Total (3).....................................    $                      $                      $
-------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the issue date.
(2) The Western and Southern Life Insurance Company and its wholly owned subsidiary, Waslic Company II, have agreed to reimburse expenses payable by the Company, estimated at $275,000.
(3) The Company has granted to the Underwriters a 30-day option to purchase up to an aggregate of 450,000 additional DECS at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public,
    Underwriting Discount and Proceeds to the Company will be $    , $    and
    $    , respectively. See "Plan of Distribution."

The DECS are offered subject to receipt and acceptance by the Underwriters, to prior sales and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the DECS will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the facilities of The
Depository Trust Company, on or about     , 1996.

The Company or one or more of its subsidiaries may from time to time purchase or acquire a position in the DECS and may, at its option, hold or resell such DECS. Salomon Brothers Inc, an indirect wholly owned subsidiary of the Company, expects to offer and sell previously issued DECS in the course of its business as a broker-dealer. Salomon Brothers Inc may act as principal or agent in such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                          Joint Book-Running Managers

SALOMON BROTHERS INC                                        MORGAN STANLEY & CO.
                                                               INCORPORATED

The date of this Prospectus Supplement is        , 1996.

IN CONNECTION WITH THIS OFFERING AND THE PENSION TRUST OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DECS OR THE COMMON SHARES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-4346), are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and (iii) the Company's Current Reports on Form 8-K dated January 23, 1996, February 1, 1996, February 12, 1996, April 23, 1996, April 29, 1996, May 30, 1996, June 5, 1996,
June 26, 1996, June 28, 1996, July 23, 1996, September 12, 1996 and October 22,
1996. See "Incorporation of Certain Documents By Reference" in the Prospectus of Salomon Inc accompanying this Prospectus Supplement.

                         RISK FACTORS RELATING TO DECS

     As described in more detail below, the trading price of the DECS may vary considerably prior to maturity (including by acceleration or otherwise, "Maturity") due to, among other things, fluctuations in the market price of the Common Shares and other events that are difficult to predict and beyond the Company's control.

COMPARISON TO OTHER DEBT SECURITIES; RELATIONSHIP TO COMMON SHARES

     The terms of the DECS differ from those of ordinary debt securities in that the value of the Common Shares (or cash equivalent thereof) that a holder of the DECS will receive upon mandatory exchange of the principal amount thereof at Maturity (the "Amount Receivable at Maturity") is not fixed, but is based on the market price of the Common Shares as specified in the Exchange Rate (as defined under "Description of the DECS"). There can be no assurance that the Amount Receivable at Maturity will be equal to or greater than the principal amount of the DECS. For example, if the Maturity Price of the Common Shares is less than the Initial Price, the Amount Receivable at Maturity will be less than the principal amount paid for the DECS, in which case an investment in the DECS would result in a loss and, if Cincinnati Bell is insolvent or bankrupt, could result in a total loss. Holders of DECS, therefore, bear the full risk of a decline in the value of the Common Shares prior to Maturity.

     In addition, the opportunity for equity appreciation afforded by an investment in the DECS is less than the opportunity for equity appreciation afforded by an investment in the Common Shares because the Amount Receivable at Maturity will only exceed the principal amount of such DECS if the Maturity Price exceeds the Threshold Appreciation Price (as defined under "Description of
the DECS"), which represents an appreciation of     % of the Initial Price.
Moreover, holders of the DECS will only be entitled to receive upon exchange at
Maturity     % of any appreciation of the value of the Common Shares in excess of the Threshold Appreciation Price. See "Description of the DECS" for an illustration of the Amount Receivable at Maturity that a DECS holder would receive at various Maturity Prices. Because the market price of the Common Shares is subject to market fluctuations, the Amount Receivable at Maturity may be more or less than the principal amount of the DECS.

     It is impossible to predict whether the price of the Common Shares will rise or fall. Trading prices of the Common Shares will be influenced by Cincinnati Bell's operational results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which the Common Shares are traded and the market segment of which Cincinnati Bell is a part. See the prospectus relating to Cincinnati Bell and for the Common Shares attached hereto. Trading prices of the Common Shares also may be influenced if the Company, another market participant or a principal shareholder of Cincinnati Bell hereafter issues securities with terms similar to those of the DECS or otherwise transfers Common Shares.

IMPACT OF THE DECS ON THE MARKET FOR THE COMMON SHARES

     It is not possible to predict accurately how or whether the DECS will trade in the secondary market or whether such market will be liquid. Any market that develops for the DECS is likely to influence and be influenced by the market for the Common Shares. For example, the price of the Common Shares could become more volatile and could be depressed by investors' anticipation of the potential distribution into the market, upon the maturity of the DECS, of the additional number of Common Shares held by Waslic Company II ("Waslic"), a wholly owned subsidiary of The Western and Southern Life Insurance Company ("Western & Southern") which may be delivered by Waslic upon the maturity of the DECS (currently constituting approximately 4.5% of the outstanding Common Shares). See "Relationship Among Waslic, Western & Southern and Cincinnati Bell." The price of the Common Shares could also be affected by possible sales of the Common Shares by investors who view the DECS as a more attractive means of equity participation in Cincinnati Bell and by hedging or arbitrage trading activity that may develop involving the DECS and the Common Shares.

DILUTION OF COMMON SHARES

     The Amount Receivable at Maturity is subject to adjustment for certain events arising from stock splits and combinations, stock dividends (other than ordinary stock dividends) and certain other actions of Cincinnati Bell that modify its capital structure. See "Description of the DECS -- Dilution Adjustments; Other Adjustment Events." Such Amount Receivable at Maturity may not be adjusted for other events, such as offerings of Common Shares for cash or in connection with acquisitions, that may adversely affect the price of the Common Shares and, because of the relationship of such Amount Receivable at Maturity to the price of the Common Shares, such other events may adversely affect the trading price of the DECS. There can be no assurance that Cincinnati Bell will not make offerings of Common Shares or take such other action in the future or as to the amount of such offerings, if any.

     In addition, until such time, if any, as the Company shall deliver Common Shares to holders of the DECS at Maturity thereof, holders of the DECS will not be entitled to any rights with respect to the Common Shares (including, without limitation, voting rights and the rights to receive any dividends or other distributions in respect thereof).

NO OBLIGATION ON THE PART OF WASLIC OR CINCINNATI BELL WITH RESPECT TO THE DECS

     In connection with the sale of the DECS offered hereby, the Company expects to purchase from Waslic an exchangeable note (the "Waslic DECS") in the same principal amount as the DECS that will obligate Waslic to deliver to the Company at or prior to Maturity a number of Common Shares (or, at Waslic's option, the cash equivalent) that are expected to have the same value as the Amount Receivable at Maturity. Nevertheless, the purchase and sale of the Waslic DECS is a commercial transaction and does not create any rights in, or for the benefit of, any third party, including any holder of DECS. The Company has no obligation to retain the Waslic DECS and investors in the DECS will have no recourse to Waslic in the event of a default under the DECS offered hereby.

     The Company has no affiliation with Waslic, Western & Southern or Cincinnati Bell and none of Waslic, Western & Southern or Cincinnati Bell has any obligation with respect to the DECS or the Amount Receivable at Maturity, including any obligation to take the needs of the Company or of holders of the DECS into consideration for any reason. Cincinnati Bell will not receive any of the proceeds of the offering of the DECS made hereby and is not responsible for, and has not participated in, the decision to issue the DECS or the determination of the time of, the prices for or quantities of DECS to be issued. None of Waslic, Western & Southern or Cincinnati Bell is involved with the administration or trading of the DECS or the determination or calculation of the Amount Receivable at Maturity.

     In the event Waslic does not perform under the Waslic DECS, the Company will be required to otherwise acquire Common Shares for delivery to the holders of the DECS (or, at the option of the Company, to pay the cash equivalent).

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to predict how the DECS will trade in the secondary market or whether such market will be liquid or illiquid. DECS are novel and innovative securities, and there is currently no secondary market for the DECS. The Underwriters currently intend, but are not obligated, to make a market in the DECS. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the DECS with liquidity or that it will continue for the life of the DECS.

     Application has been made to list the DECS on the NYSE. However, if the DECS are listed, there can be no assurance that the DECS will not later be delisted or that trading on the DECS on the NYSE will not be suspended. In the event of a delisting or suspension of trading on such exchange, the Company will apply for listing of the DECS on another national securities exchange or for quotation on another trading market. If the DECS are not listed or traded on any securities exchange or trading market, or if trading of the DECS is suspended, pricing information for the DECS may be more difficult to obtain, and the liquidity of the DECS may be adversely affected.

UNCERTAINTY OF FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the characterization of the DECS or instruments similar to the DECS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the DECS are not certain. No ruling is being requested from the Internal Revenue Service with respect to the DECS and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under "Certain United States Federal Income Tax Considerations."

RISK FACTORS RELATING TO CINCINNATI BELL

     Investors in the DECS should carefully consider the information in the prospectus of Cincinnati Bell attached hereto, including the information contained therein under "Risk Factors" beginning on page 8 of such prospectus.

                                  SALOMON INC

     Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries, including Salomon Brothers Inc ("Salomon Brothers"). Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc. and its subsidiaries. Oil refining and gathering activities are conducted by Basis Petroleum, Inc.

                                CINCINNATI BELL

     Cincinnati Bell is a major U.S. diversified telecommunications company with principal businesses in three industry segments. The telephone operations segment, Cincinnati Bell Telephone Company ("CBT"), provides telecommunications services and products, which include local service, network access and toll telephone services in the Greater Cincinnati area. The information systems segment, Cincinnati Bell Information Systems Inc. ("CBIS"), provides data processing and software development services primarily to the U.S. telecommunications industry. The telephone marketing services segment, MATRIXX Marketing Inc. ("MATRIXX"), provides telephone marketing, research, fulfillment, database management, interactive voice response and Internet services primarily to large corporations such as AT&T Corp. and DIRECTV Inc. Cincinnati Bell also provides long distance and directory services, markets communications equipment and has a minority interest in a partnership which operates cellular telephone systems.

     Cincinnati Bell is a leader in each of its principal businesses. CBT is the leading local telephone company in the Greater Cincinnati area; CBIS is the leading provider of billing and customer care services to the wireless telecommunications market in North America; and MATRIXX is the largest independent provider of outsourced telephone marketing services based on annual revenues.

     Cincinnati Bell's revenues and operating income excluding special items for 1995 were approximately $1.3 billion and $225 million, respectively, representing increases of 9% and 32% over

1994. Cincinnati Bell's revenues and operating income excluding special items for the first half of 1996 were $738 million and $136 million, respectively, representing increases of 11% and 23% over the first half of 1995.

     The three principal businesses and other interests of Cincinnati Bell are the products of a focused strategy first initiated in 1983 to expand from a local exchange telecommunications company into a broader, more diversified company providing value-added customer care services in high growth and converging communications markets. By leveraging the combined knowledge, capabilities and experience of its principal subsidiaries, Cincinnati Bell seeks to take advantage of the opportunities arising from the growing communications market and the growing trend of outsourcing information and telephone marketing services. Cincinnati Bell's ability to provide unique insight into the customer care requirements of outsourcing clients of both CBIS and MATRIXX is enhanced by the knowledge and expertise developed by serving CBT, a full service telecommunications provider.

     In addition to the growth opportunities and synergies created by working together, each business -- CBT, CBIS and MATRIXX -- has growth strategies in its respective markets. CBT's strategy is to leverage off its well regarded brand name, excellent service record and tradition of quality to be a full service provider of bundled communications, information and entertainment services. CBIS's strategy is to utilize the scale of its data processing operations and its extensive industry knowledge and experience to be the leading provider of customer care and billing services and network provisioning and management systems to the communications industry. MATRIXX's strategy is to focus on developing long-term strategic outsourcing relationships for telephone marketing support of large clients in the telecommunications, technology, financial services, consumer products and direct response industries.

                         RECENT DEVELOPMENTS CONCERNING
                                CINCINNATI BELL

     For additional information about recent developments concerning Cincinnati Bell, see "Recent Developments" in the prospectus of Cincinnati Bell attached hereto.
                         ------------------------------

     For additional information about Cincinnati Bell, see the prospectus of Cincinnati Bell attached hereto. Cincinnati Bell is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The prospectus of Cincinnati Bell attached hereto incorporates the 1995 Annual Report on Form 10-K of Cincinnati Bell, the Quarterly Reports on Form 10-Q of Cincinnati Bell for the quarters ended March 31 and June 30, 1996 and the description of Rights set forth in Cincinnati Bell's Registration Statement on Form 8-A declared effective November 5, 1986, and all documents filed by Cincinnati Bell pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of such prospectus and prior to the termination of this DECS offering. Such documents may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at its regional offices and at the offices of the NYSE and the CSE, on which the Common Shares are listed. Such documents, without exhibits, also may be obtained by writing to the Secretary of Cincinnati Bell, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202 (telephone number (513) 397-9900). See "Available Information" and "Incorporation of Certain Documents by Reference" in the prospectus of Cincinnati Bell attached hereto.

     Cincinnati Bell is not affiliated with the Company, will not receive any proceeds from the sale of the DECS and will have no obligations with respect to the DECS. The prospectus of Cincinnati Bell is attached hereto and delivered to prospective purchasers of DECS together with this Prospectus Supplement and accompanying Prospectus for convenience of reference only. The prospectus of Cincinnati Bell does not constitute a part of this Prospectus Supplement or the accompanying Prospectus, nor is it incorporated by reference herein.

       RELATIONSHIP AMONG WASLIC, WESTERN & SOUTHERN AND CINCINNATI BELL

     In connection with the sale of the DECS offered hereby, the Company expects to purchase the Waslic DECS from Waslic. Under the terms of the Waslic DECS, Waslic may deliver to the Company a number of Common Shares (or, at Waslic's option, the cash equivalent) that are expected to have the same value as the Amount Receivable at Maturity.

     Waslic and Western & Southern currently own, or have voting power or investment power with respect to, an aggregate of 6,452,696 Common Shares or approximately 9.6% of the issued and outstanding Common Shares. Waslic acquired 3,157,896 of such Common Shares upon conversion of Cincinnati Bell's 7.25% Cumulative Convertible Voting Preferred Shares, no par value (the "Preferred Shares"), and the remainder in open market purchases. Pursuant to a Registration Rights Agreement relating to the Preferred Shares, Cincinnati Bell has agreed to indemnify Waslic and Western & Southern against certain liabilities, including liabilities under the Securities Act, or to contribute to payments Waslic and Western & Southern may be required to make in respect thereof, in connection with the offering of the DECS. In addition, certain of The Touchstone Funds, which are mutual funds managed by an affiliate of Western & Southern, and certain investment advisory clients of Fort Washington Advisors, Inc., a wholly owned subsidiary of Western & Southern, hold an aggregate of 11,308 Common Shares. Touchstone Advisors, Inc., a wholly owned subsidiary of Western & Southern, is the adviser to The Touchstone Funds. John F. Barrett, a director of Cincinnati Bell since 1992, is President and Chief Executive Officer of Western & Southern, and Phillip R. Cox, a director of Cincinnati Bell since 1993, is a trustee of The Touchstone Funds.

     In connection with the offering of the DECS, Cincinnati Bell has agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Waslic and Western & Southern have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act, and have agreed to pay the expenses of the Company incurred in connection with the offering of the DECS. The Company has no affiliation with Waslic, Western & Southern or Cincinnati Bell and none of Waslic, Western & Southern or Cincinnati Bell has any obligation with respect to the DECS. See "Risk Factors Relating to DECS -- No Obligation on the Part of Waslic or Cincinnati Bell with Respect to the DECS."

                        PRICE RANGE AND DIVIDEND HISTORY
                        OF CINCINNATI BELL COMMON SHARES

     The Common Shares are traded under the symbol "CSN" on the NYSE and on the CSE. The following table sets forth for the indicated calendar quarters the high and low sales prices for the Common Shares, as reported on the NYSE consolidated transaction system, and the dividends paid per Common Share since January 1, 1994.

                                                                  SALES PRICES
                                                                 --------------       DIVIDENDS
                                                                 HIGH       LOW         PAID
                                                                 ----       ---       ---------
1994
  First Quarter................................................  $18 7/8    $151/2      $0.20
  Second Quarter...............................................  $17 1/2    $153/8      $0.20
  Third Quarter................................................  $20 1/8    $16         $0.20
  Fourth Quarter...............................................  $19 1/2    $163/4      $0.20
1995
  First Quarter................................................  $22 1/8    $167/8      $0.20
  Second Quarter...............................................  $26 1/4    $207/8      $0.20
  Third Quarter................................................  $28 1/8    $243/4      $0.20
  Fourth Quarter...............................................  $35 1/4    $261/8      $0.20
1996
  First Quarter................................................  $53        $321/4      $0.20
  Second Quarter...............................................  $57 3/4    $467/8      $0.20
  Third Quarter................................................  $53 1/4    $453/8      $0.20
  Fourth Quarter (through October 22, 1996)....................  $53 1/8    $49         $0.20(1)

---------------

(1) Cincinnati Bell declared a dividend on September 16, 1996, payable on November 1, 1996, to shareholders of record on October 2, 1996.

     As of September 30, 1996, there were approximately 18,532 holders of record of Common Shares and 67,393,953 Common Shares outstanding, including 8,171,378 shares held by or for the account of Cincinnati Bell, its subsidiaries and its employee benefit plans.

     For a recent sales price of the Common Shares, see the cover page of this Prospectus Supplement.

     The Company makes no representation as to the amount of dividends, if any, that Cincinnati Bell will pay in the future. In any event, holders of the DECS will not be entitled to receive any dividends that may be payable on the Common Shares until such time as the Company, if it so elects, delivers Common Shares at Maturity of the DECS, and then only with respect to dividends having a record date on or after the date of delivery of such Common Shares. See "Description of the DECS."

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the offering of the DECS will be used for general corporate purposes, including to purchase the Waslic DECS.

                            DESCRIPTION OF THE DECS

     The following description of the particular terms of the DECS supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made.

GENERAL

     The DECS are a series of Debt Securities (as defined in the Prospectus), to be issued under the Senior Debt Indenture dated as of December 1, 1988, as supplemented from time to time (the "Indenture"), between the Company and Citibank, N.A., a national banking association, as Trustee (the "Trustee").

     The DECS will constitute Senior Indebtedness (as defined in the Prospectus) of the Company, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The aggregate number of DECS to be issued will be 3,000,000 plus such additional number of DECS as may be issued pursuant to the over-allotment option granted by the Company to the Underwriters. See "Plan of Distribution." The DECS will mature on February 1, 2001 (the "Stated Maturity"). In the future, the Company may issue additional Debt Securities or other securities with terms similar to those of the DECS.

     Each DECS, which will be issued with a principal amount of $          ,
will bear interest at the annual rate of   % of the principal amount per annum
(or $          per annum) from the date of original issuance, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for until the principal amount thereof is exchanged at maturity (including by acceleration or otherwise, "Maturity") pursuant to the terms of the DECS. Interest on the DECS will be payable quarterly in arrears on February 1, May 1, August 1 and November 1, commencing February 1, 1997 (each, an "Interest Payment Date"), to the persons in whose names the DECS are registered at the close of business on the fifteenth day of the calendar month immediately preceding such Interest Payment Date, provided that interest payable at Maturity shall be payable to the person to whom the principal is payable. Interest on the DECS will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day (as defined below), the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     At Maturity, the principal amount of each DECS will be mandatorily exchanged by the Company into a number of Common Shares (or the equivalent amount of cash) at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal
to $          (the "Threshold Appreciation Price"),      Common Shares per DECS,
(b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fraction equal to the Initial Price divided by the Maturity Price of one Common Share per DECS and (c) if the Maturity Price is less than or equal to the Initial Price, one Common Share per DECS. ACCORDINGLY, THE VALUE OF THE COMMON SHARES TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT TO BE RECEIVED IN LIEU OF SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH DECS. The numbers of Common Shares per DECS specified in clauses (a) and (c) above of the Exchange Rate definition are hereinafter referred to as the "Share Components." Any Common Shares delivered by the Company to the holders of the DECS that are not affiliated with Cincinnati Bell shall be free of any transfer restrictions and the holders of the DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional Common Shares will be issued at Maturity as provided under "-- Fractional Shares" below. The Company may at its option deliver cash, in lieu of delivering such Common Shares. The amount of cash deliverable in respect of each DECS will be equal to the product of the number of Common Shares otherwise deliverable in respect of such DECS on the date of Maturity multiplied by the Maturity Price. In the event the Company elects to deliver cash in lieu of Common Shares at Maturity, it will be obligated pursuant to the Indenture to deliver cash to all holders of DECS. On or prior to the fourth Business Day prior to February 1, 2001, the Company will notify the Trustee, which in turn will notify The Depository Trust Company, and publish a notice in a daily newspaper of national circulation stating whether the principal amount of each DECS will be exchanged for Common Shares or cash.

     Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment, and (ii) in the case of certain adjustment events, the consideration received by holders of DECS at Maturity will be Common Shares, other securities and/or cash. See "-- Dilution Adjustments; Other Adjustment Events" below.

     The "Maturity Price" is defined as the average Closing Price per Common Share on the 20 Trading Days immediately prior to (but not including) the date of Maturity; provided, however, that if there are not 20 Trading Days for the Common Shares following the 60th calendar day immediately prior to, but not including, the date of Maturity, "Maturity Price" will be defined as the market value per Common Share as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

     For illustrative purposes only, the following chart shows the number of Common Shares or the amount of cash that a holder of DECS would receive for each DECS at various Maturity Prices. The table assumes that there will be no adjustments to the Exchange Rate or in the consideration received by holders of DECS described under "-- Dilution Adjustments; Other Adjustment Events" below. There can be no assurance that the Maturity Price will be within the range set
forth below. Given the Initial Price of $          per DECS and the Threshold
Appreciation Price of $          , a DECS holder would receive at Maturity the
following number of Common Shares or amount of cash (if the Company elects to pay the DECS in cash):

MATURITY PRICE OF       NUMBER OF       AMOUNT OF
  COMMON SHARES       COMMON SHARES       CASH
-----------------     -------------     ---------
        $                                   $

     As the foregoing chart illustrates, if at Maturity, the Maturity Price is
greater than or equal to $          , the Company will be obligated to deliver
          Common Shares per DECS, resulting
in the Company receiving   percent of the appreciation in market value above
$          and the DECS holder receiving   percent of the appreciation in market
value above $          . If at Maturity, the Maturity Price is greater than
$          and less than $          , the Company will be obligated to deliver
only a fraction of a Common Share having a market value equal to $          ,
resulting in the Company retaining all appreciation in the market value of the
Common Shares from $          to $          . If at Maturity, the Maturity Price
is less than or equal to $          , the Company will be obligated to deliver
one Common Share per DECS, regardless of the market price of such share, resulting in the DECS holder realizing the entire loss on the decline in market value of the Common Shares.

     Interest on the DECS will be payable, and delivery of Common Shares (or, at the option of the Company, their cash equivalent) in exchange for the DECS at Maturity will be made upon surrender of such DECS, at the office or agency of the Company maintained for such purposes; provided, however, that payment of interest may be made at the option of the Company by check mailed to the persons in whose names the DECS are registered at the close of business on the fifteenth day of the calendar month immediately preceding the relevant Interest Payment Date. See "-- Book-Entry System." Initially such office will be the principal corporate trust office of the Trustee, in the City and State of New York.

     The DECS will be transferable at any time or from time to time at the aforementioned office. No service charge will be made to the holder for any such transfer except for any tax or governmental charge incidental thereto.

     The Company does not currently own a significant number of Common Shares. The Indenture does not contain any restriction on the ability of the Company to sell, pledge or convey all or any portion of any Common Shares that may be acquired by it or its subsidiaries in the future, and no Common Shares will be pledged or otherwise held in escrow for use at Maturity of the DECS. Consequently, in the event of a bankruptcy, insolvency or liquidation of the Company or its subsidiaries, the Common Shares, if any, owned by the Company or its subsidiaries will be subject to the claims of the creditors of the Company or its subsidiaries, respectively. In addition, as described herein, the Company will have the option, exercisable in its sole discretion, to satisfy its obligations pursuant to the mandatory exchange for the principal amount of each DECS at Maturity by delivering to holders of the DECS either the number of Common Shares specified above or cash in an amount equal to the product of such number of shares multiplied by the Maturity Price. As a result, there can be no assurance that the Company will elect at Maturity to deliver Common Shares or, if it so elects, that it will use all or any portion of its holdings of Common Shares at that time, if any, to make such delivery. Holders of the DECS will not be entitled to any rights with respect to Common Shares (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) until such time, if any, as the Company shall have delivered Common Shares to holders of the DECS at Maturity thereof and the applicable record date, if any, for the exercise of such rights occurs after such date.

DILUTION ADJUSTMENTS; OTHER ADJUSTMENT EVENTS

     The Exchange Rate is subject to adjustment if Cincinnati Bell shall (i) pay a stock dividend (other than an Ordinary Share Dividend (as defined below)) or make a distribution with respect to Common Shares in shares of such stock, (ii) subdivide or split its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of shares, (iv) issue by reclassification (other than a reclassification upon an Adjustment Event, described below) of its Common Shares any common shares of Cincinnati Bell or (v) issue rights or warrants to all holders of Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Market Price of the Common Shares (other than rights to purchase Common Shares pursuant to a plan for the reinvestment of dividends or interest). In the case of the events referred to in clauses (i), (ii), (iii) and (iv) above, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a holder of any DECS shall be entitled to receive, upon mandatory exchange of the principal amount of such DECS at Maturity pursuant to either Share Component of the Exchange Rate, the number of Common Shares (or, in the case of a reclassification referred to in clause (iv) above, the number of other common shares of Cincinnati Bell issued pursuant thereto) which such holder of such DECS would have owned or been entitled to receive immediately following such event had such DECS been exchanged pursuant to either Share Component of the Exchange Rate immediately prior to such event or any record date with respect thereto. In the case of the event referred to in clause (v) above, the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above, by a fraction, of which the numerator shall be (A) the number of Common Shares outstanding on the date of issuance of such rights or warrants immediately prior to such issuance, plus (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be (x) the number of Common Shares outstanding on the date of issuance of such rights or warrants immediately prior to such issuance, plus (y) the number of additional Common Shares which the aggregate offering price of the total number of Common Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price (as defined below), which number of additional shares shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price. To the extent that such rights or warrants expire prior to the Maturity of the DECS and Common Shares are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of Common Shares actually delivered pursuant to such rights or warrants. Any Common Shares issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding Common Shares under this paragraph.

     "Market Price" means, as of any date of determination the average Closing Price per Common Share on the 20 Trading Days immediately prior to the date of determination; provided, however, that if there are not 20 Trading Days for the Common Shares occurring later than the 60th calendar day immediately prior to, but not including, such date, such market price shall be determined as the market value per Common Share as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

     All adjustments to the Exchange Rate will be calculated to the nearest 1/10,000th of a Common Share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to clauses (i), (ii), (iii),
(iv) or (v) above, an adjustment shall also be made to the Maturity Price solely to determine which of clauses (a), (b) or (c) of the Exchange Rate definition will apply at Maturity. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the original Maturity Price by the cumulative number or fraction determined pursuant to the Exchange Rate adjustment procedure described above. In the case of the reclassification of any Common Shares into any common shares of Cincinnati Bell other than Common Shares, such common shares shall be deemed Common Shares solely to determine the Maturity Price and to apply the Exchange Rate at Maturity. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively.

     In the event of (i) any dividend or distribution by Cincinnati Bell to all holders of Common Shares of evidences of its indebtedness or other assets (excluding any Ordinary Share Dividends and other dividends or distributions referred to in clause (i) of the first paragraph under this caption "-- Dilution Adjustments; Other Adjustment Events," any common shares issued pursuant to a reclassification referred to in clause (iv) of such paragraph and Ordinary Cash Dividends (as defined below)) or any issuance by Cincinnati Bell to all holders of Common Shares of rights or warrants (other than rights or warrants referred to in clause (v) of the first paragraph under this caption "-- Dilution Adjustments; Other Adjustment Events"), (ii) any consolidation or merger of Cincinnati Bell with or into another entity (other than a merger or consolidation in which Cincinnati Bell is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of Cincinnati Bell or another corporation), (iii) any sale, transfer, lease or conveyance to another corporation of the property of Cincinnati Bell as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of Cincinnati Bell with another corporation (other than in connection with a merger or acquisition) or (v) any liquidation, dissolution or winding up of Cincinnati Bell (any such event, an "Adjustment Event"), each Holder of a DECS will receive at Maturity, in lieu of or (in the case of an Adjustment Event described in clause (i) above) in addition to, Common Shares as described above, cash in an amount equal to (A) if the Maturity Price is greater than or equal to
the Threshold Appreciation Price,      multiplied by the Transaction Value (as
defined below), (B) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, the product of (x) the Initial Price divided by the Maturity Price multiplied by (y) the Transaction Value and (C) if the Maturity Price is less than or equal to the Initial Price, the Transaction Value. Following an Adjustment Event, the Maturity Price, as such term is used in this paragraph and throughout the definition of Exchange Rate, shall be deemed to equal (A) the Maturity Price of the Common Shares, as adjusted, plus (B) the Transaction Value.

     Notwithstanding the foregoing, with respect to any securities received in an Adjustment Event that (A) are (i) listed on a United States national securities exchange, (ii) reported on a United States national securities system subject to last sale reporting, (iii) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) are either (x) perpetual equity securities or
(y) non-perpetual equity or debt securities with a stated maturity after the Stated Maturity of the DECS ("Reported Securities"), the Company may, at its option, in lieu of delivering the amount of cash deliverable in respect of Reported Securities received in an Adjustment Event, as determined in accordance with the previous paragraph, deliver a number of such Reported Securities with a value equal to such cash amount, as determined in accordance with clause (ii) of the definition of Transaction Value, as applicable; provided, however, that (i) if such option is exercised, the Company shall deliver Reported Securities in respect of all, but not less than all, cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event,
(ii) the Company may not exercise such option if the Company has elected to deliver cash in lieu of Common Shares deliverable upon Maturity, if any, and
(iii) the Company must exercise such option if the Company does not elect to deliver cash in lieu of Common Shares deliverable upon Maturity, if any. If the Company elects to deliver Reported Securities, each Holder of a DECS will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause (ii) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

     The kind and amount of securities into which the DECS shall be exchangeable after consummation of an Adjustment Event shall be subject to adjustment following the date of consummation of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described under this caption "-- Dilution Adjustments; Other Adjustment Events" with respect to Common Shares and Cincinnati Bell.

     For purposes of the foregoing, the term "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to Common Shares paid in cash to the extent that the amount of such dividend, together with (i) the aggregate amount of all other dividends on the Common Shares paid in cash plus (ii) the aggregate value of all Ordinary Share Dividends on Common Shares (with each Ordinary Share Dividend valued at the Market Price of Common Shares on the record date for such dividend) during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices of the Common Shares over such 365-day period. The term "Ordinary Share Dividend" means, with respect to any calendar quarter, any dividend with respect to Common Shares paid in such shares to the extent that the value of such dividend, together with (i) the aggregate amount of all dividends on the Common Shares paid in cash plus (ii) the aggregate value of all other dividends on Common Shares paid in such shares (with each share dividend valued at the Market Price of Common Shares on the record date for such dividend) during such calendar quarter, does not exceed on a per share basis 0.4% of the average of the Closing Prices of the Common Shares over such calendar quarter.

     The term "Transaction Value" means (i) for any cash received in any Adjustment Event, the amount of cash received per Common Share, (ii) for any Reported Securities received in any Adjustment Event, an amount equal to the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to Maturity multiplied by the number of such Reported Securities received for each Common Share and (iii) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per Common Share on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; provided, however, that in the case of clause (ii), (x) with respect to securities that are Reported Securities by virtue of only clause (iv) of the definition of Reported Securities in the third preceding paragraph, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of Maturity from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities received for each Common Share and (y) with respect to all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring after the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities received for each Common Share.

     No adjustments will be made for certain other events, such as offerings of Common Shares by Cincinnati Bell for cash or in connection with acquisitions.

     The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Exchange Rate or the occurrence of an Adjustment Event (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to each holder of DECS of the occurrence of such event including a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate or change in the consideration to be received by holders of DECS following the Adjustment Event was determined and setting forth the revised Exchange Rate or consideration, as the case may be; provided, however, that, in respect of any adjustment to the Maturity Price, such notice will only disclose the factor by which the Maturity Price is to be multiplied in order to determine which clause of the Exchange Rate definition will apply at Maturity.

FRACTIONAL SHARES

     No fractional Common Shares or Reported Securities will be issued if the Company exchanges the DECS for Common Shares. If more than one DECS is surrendered for exchange at one time by the same holder, the number of full Common Shares or Reported Securities which shall be delivered upon exchange, in whole or in part, as the case may be, will be computed on the basis of the aggregate number of DECS so surrendered at Maturity. In lieu of any fractional share or security otherwise issuable in respect of all DECS of any holder which are exchanged at Maturity, such holder will be entitled to receive an amount in cash equal to the value of such fractional share or security at the Maturity Price.

REDEMPTION

     The DECS may not be redeemed and do not contain sinking fund or other mandatory redemption provisions. The DECS are not subject to payment prior to the date of Maturity at the option of the holder.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

     The Indenture will generally cease to be of any further effect (the "satisfaction and discharge" of the Indenture) with respect to the DECS if (a) the Company has delivered to the Trustee for cancellation all of the DECS (with certain limited exceptions) or (b) all the DECS not theretofore delivered to the Trustee for cancellation shall have become due and payable and the Company shall have deposited with the Trustee as trust assets the entire amount in Common Shares, securities and/or cash, as applicable, sufficient to pay all such DECS, including the principal and any accrued interest thereon (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company and certain other requirements are satisfied). The Indenture is not subject to satisfaction and discharge with respect to the DECS in any other circumstances, and the DECS are not subject to the defeasance option described in the accompanying Prospectus.

BOOK-ENTRY SYSTEM

     It is expected that the DECS will be issued in the form of one or more global securities (the "Global Securities") deposited with The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary.

     The Depositary has advised the Company and the Underwriters as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities of persons who have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of certificates. Such participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the Depositary's book-entry system also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security, the Depositary or its nominee will credit the respective DECS represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by the Underwriters. Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee for such Global Securities. Ownership of beneficial interests in such Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the DECS for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have the DECS registered in their names, will not receive or be entitled to receive physical delivery of the DECS in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of and any interest on the DECS registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or any securities registrar for the DECS will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole by the Depositary to a nominee or a successor of the Depositary. If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue DECS in definitive registered form in exchange for the Global Security representing such DECS. In addition, the Company may at any time and in its sole discretion determine not to have any DECS represented by one or more Global Securities and, in such event, will issue DECS in definitive form in exchange for all of the Global Securities representing the DECS. Further, if the Company so specifies with respect to the DECS, an owner of a beneficial interest in a Global Security representing DECS may, on terms acceptable to the Company and the Depositary for such Global Security, receive DECS in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of DECS represented by such Global Security equal in number to that represented by such beneficial interest and to have such DECS registered in its name.

SAME-DAY FUNDS SETTLEMENT SYSTEM AND PAYMENT

     Settlement for the DECS will be made by the Underwriters in immediately available funds. All payments of principal and interest on the Global Securities will be made by the Company in immediately available funds.

     The DECS will trade in the Depositary's Same-Day Funds Settlement System until Maturity, and secondary market trading activity in the DECS will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the DECS.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based upon the advice of special tax counsel to the Company, Cleary, Gottlieb, Steen & Hamilton, as to certain of the material U.S. federal income tax conse-quences that may be relevant to a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States and an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source (any of the foregoing, a "U.S. person") who is the beneficial owner of a DECS (a "U.S. Holder"). All references to "holders" (including U.S. Holders) are to beneficial owners of the DECS. This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this Prospectus Supplement, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary.

     This summary addresses the U.S. federal income tax consequences to holders who are initial holders of the DECS, who purchase the DECS at par and who will hold the DECS and, if applicable, the Common Shares as capital assets. This summary does not address all aspects of federal income taxation that may be relevant to a particular holder in light of his or its individual investment circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, financial institutions, insurance companies, tax-exempt organizations and taxpayers holding the DECS as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     No statutory, judicial or administrative authority directly addresses the characterization of the DECS or instruments similar to the DECS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the DECS are not certain. No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the DECS and no assurance can be given that the IRS will agree with the conclusions expressed herein. ACCORDINGLY, A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE DECS SHOULD CONSULT ITS TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE DECS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     Pursuant to the terms of the Indenture, the Company and every holder of a DECS will be obligated (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a DECS for all tax purposes as a forward purchase contract to purchase Common Shares at Maturity (including as a result of acceleration or otherwise), under the terms of which contract (a) at the time of issuance of the DECS the holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the DECS to assure the fulfillment of the holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the DECS as compensation to the holder for the Company's use of such cash deposit during the term of the DECS, and (c) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the holder's obligation under the forward purchase contract, and the Company will deliver to the holder the number of Common Shares that the holder is entitled to receive at that time pursuant to the terms of the DECS (subject to the Company's right to deliver cash in lieu of the Common Shares). (Prospective investors should note that cash proceeds of this offering will not be segregated by the Company during the term of the DECS, but instead will be commingled with the Company's other assets and applied in a manner consistent with the "Use of Proceeds" discussion above.) Consistent with the above characterization, (i) amounts paid to the Company in respect of the original issue of a DECS will be treated as allocable in their entirety to the amount of the cash deposit attributable to such DECS, and (ii) amounts denominated as interest that are payable with respect to the DECS will be characterized as interest payable on the amount of such deposit, includible annually in the income of a U.S. Holder as interest income in accordance with such holder's method of accounting.

     Under the above characterization of the DECS, a holder's tax basis in a DECS generally will equal the holder's cost for that DECS. Upon the sale or other taxable disposition of a DECS, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the DECS. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the DECS for more than one year at the time of disposition.

     Under the above characterization of the DECS, if the Company delivers Common Shares at Maturity, a U.S. Holder will recognize no gain or loss on the purchase of the Common Shares against application of the monies received by the Company in respect of the DECS. A U.S. Holder will have a tax basis in such stock equal to the U.S. Holder's tax basis in the DECS (less the portion of the tax basis of the DECS allocable to any fractional share, as described in the next sentence). A U.S. Holder will recognize gain or loss (which will be short-term capital gain or loss) with respect to cash received in lieu of fractional shares, in an amount equal to the difference between the cash received and the portion of the basis of the DECS allocable to fractional shares (based on the relative number of fractional shares and full shares delivered to the holder). If at Maturity the Company pays the DECS in cash, a U.S. Holder will recognize capital gain or loss equal to any difference between the amount of cash received from the Company and the U.S. Holder's tax basis in the DECS at that time. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the DECS for more than one year at Maturity.

     Due to the absence of authority as to the proper characterization of the DECS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the federal income tax consequences of owning a DECS under Treasury regulations promulgated in June 1996 governing contingent payment debt instruments (the "Contingent Payment Regulations"). The Contingent Payment Regulations apply to debt instruments issued on or after August 13, 1996. The Contingent Payment Regulations are complex, but very generally apply the original issue discount rules of the Internal Revenue Code to a contingent payment debt instrument by requiring that original issue discount be accrued every year at a "comparable yield" for the issuer of the instrument, determined at the time of issuance of the obligation. In addition, the Contingent Payment Regulations require that a projected payment schedule, which results in such a "comparable yield", be determined, and that adjustments to income accruals be made to account for differences between actual payments and projected amounts. To the extent that the comparable yield as so determined exceeds the interest actually paid on a contingent debt instrument, the owner of that instrument will recognize ordinary interest income in excess of the cash the owner receives. In addition, any gain realized on the sale, exchange or redemption of a contingent payment debt instrument will be treated as ordinary income. Any loss realized on such sale, exchange or redemption will be treated as an ordinary loss to the extent the holder's original issue discount inclusions with respect to the obligation exceed prior reversals of such inclusions required by the adjustment mechanism described above. Any loss realized in excess of such amount generally will be treated as a capital loss.

     The Company believes that the Contingent Payment Regulations do not apply to the DECS, because those Regulations apply only to debt instruments that provide for contingent payments. The DECS are payable by the delivery of Common Shares (unless the Company exercises its option to deliver cash at Maturity) and provide economic returns that are indexed to the performance of Common Shares. The DECS therefore offer no assurance that a holder's investment will be returned to the holder at Maturity. Accordingly, the Company believes that the DECS properly are characterized for tax purposes, not as debt instruments, but as forward purchase contracts in respect of which holders have deposited a fixed amount of cash with the Company, on which interest is payable at a fixed rate. If, however, the IRS were successfully to maintain that the Contingent Payment Regulations applied to the DECS, then, among other matters, (i) gain realized by a holder on the sale or other taxable disposition of a DECS (including as a result of payments made at

Maturity) generally would be characterized as ordinary income, rather than as short- or long-term capital gain (depending on whether the DECS had been held for more than one year at the time of such disposition), and (ii) a U.S. Holder would recognize ordinary income, or ordinary or capital loss (as the case may be, under the rules summarized above) on the receipt of Common Shares, rather than capital gain or loss upon the ultimate sale of such stock.

     Even if the Contingent Payment Regulations do not apply to the DECS, it is possible that the IRS could seek to characterize the DECS in a manner that results in tax consequences to initial holders of the DECS different from those reflected in the Indenture and described above. Under alternative characterizations of the DECS, it is possible, for example, that a DECS could be treated as including a forward contract and one or more options.

NON-UNITED STATES PERSONS

     In the case of a holder of the DECS that is not a U.S. person, payments made with respect to the DECS should not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. Any capital gain realized upon the sale or other disposition of the DECS by a holder that is not a U.S. person will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A holder of the DECS may be subject to information reporting and to backup withholding at a rate of 31 percent of certain amounts paid to the holder unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     In addition to the matters discussed under the caption "ERISA Matters" in the accompanying Prospectus, any fiduciary of an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code considering the purchase of the DECS should consider whether such a purchase might be deemed to constitute a direct or indirect transaction with Waslic or Western & Southern or purchase of a security of Cincinnati Bell. In addition to the exemptions listed under the caption "ERISA Matters" in the accompanying Prospectus pursuant to which a "Plan" could purchase the "Offered Securities" (each as defined in the accompanying Prospectus), Prohibited Transaction Class Exemption 96-23 (an exemption for certain transactions determined by an in-house asset manager) could apply to the purchase of the DECS.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Company, Cincinnati Bell and the Underwriters named below, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the aggregate number of DECS set forth opposite their names below:

                                                                           NUMBER OF
        UNDERWRITERS                                                          DECS
        ------------                                                       ----------
        Salomon Brothers Inc..............................................  1,500,000
        Morgan Stanley & Co. Incorporated.................................  1,500,000
                                                                           ----------
          Total...........................................................  3,000,000
                                                                           ==========

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the DECS offered hereby if any of the DECS are purchased.

     The Company has been advised by the Underwriters that they propose to offer the DECS directly to the public initially at the public offering price set forth on the cover of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of $ per DECS. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $   per DECS to other
dealers. After the initial public offering, such public offering price and such concession and reallowance may be changed.

     Cincinnati Bell, Waslic, Western & Southern and the directors and executive officers of Cincinnati Bell have agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, for a period of at least 90 days from the date of this Prospectus Supplement without the prior written consent of the Underwriters; provided, however, that (x) Cincinnati Bell may issue, or grant options for, Common Shares pursuant to any stock plan for employees or directors, or any qualified employee benefit plan, in effect on the date of this Prospectus Supplement, or pursuant to any stock options outstanding on the date of this Prospectus Supplement, and any defined contribution qualified employee benefit plan in effect on the date of this Prospectus Supplement may sell Common Shares to satisfy plan liquidity needs, (y) such officers and directors, which may include John T. LaMacchia, James F. Orr and Brian C. Henry, may sell up to 200,000 Common Shares in the aggregate so long as no one individual sells more than 15% or 5,000 Common Shares (whichever is greater) of his or her respective holdings and (z) such agreement will not affect the ability of Waslic to engage in any of the transactions described in clause (i) or (ii) above in connection with the offering of the Waslic DECS or any exchange at maturity pursuant to the terms of the Waslic DECS. If any such consent is given it would not necessarily be preceded or followed by a public announcement thereof.

     Cincinnati Bell and the Cincinnati Bell Pension Plans Trust have entered into a separate underwriting agreement with the group of underwriters named therein providing for the offer and sale of 2,000,000 Common Shares owned by the Cincinnati Bell Pension Plans Trust. The closings of the offering of the DECS and the Pension Trust Offering are not conditioned upon each other.

     The Company has granted to the Underwriters an option, exercisable for the 30-day period after the date of this Prospectus Supplement, to purchase up to an additional 450,000 DECS from the Company, at the same price per DECS as the initial DECS to be purchased by the Underwriters. The

Underwriters may exercise such option only for the purpose of covering over-allotments, if any, incurred in connection with the sale of DECS offered hereby. To the extent that the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the same proportion of the DECS as the number of DECS to be purchased and offered by such Underwriter in the above table bears to the total number of initial DECS to be purchased by the Underwriters.

     The DECS will be a new issue of securities with no established trading market. Application has been made to list the DECS on the NYSE, and the Underwriters intend to make a market in the DECS, subject to applicable laws and regulations. However, the Underwriters are not obligated to do so and any such market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of such market.

     The Underwriting Agreement provides that the Company and Cincinnati Bell will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriting Agreement also provides that Cincinnati Bell will indemnify the Company against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Company may be required to make in respect thereof.

     Pursuant to a Purchase Agreement among Waslic, Western & Southern and the Company (the "Purchase Agreement"), the Company has agreed, subject to the terms and conditions set forth therein, to purchase from Waslic a number of Waslic DECS equal to the aggregate number of DECS to be purchased by the Underwriters from the Company pursuant to the Underwriting Agreement (including any DECS to be purchased by the Underwriters upon exercise of the over-allotment option). Pursuant to the terms of the Waslic DECS, Waslic will be obligated to deliver to the Company at or prior to maturity of the DECS a number of Common Shares (or, at Waslic's option, the cash equivalent) that is expected to have the same value as the Common Shares delivered pursuant to the DECS.

     Salomon Brothers is an indirect wholly owned subsidiary of the Company. The participation of Salomon Brothers in the offer and sale of the DECS complies with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by Salomon Brothers of the securities of its parent.

     In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged in and may in the future engage in commercial and investment banking transactions with the Company, Cincinnati Bell, Waslic, Western & Southern and their respective affiliates.

PROSPECTUS

SALOMON INC
DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK AND
WARRANTS

Salomon Inc (the "Company") intends to issue from time to time (i) debt securities ("Debt Securities"), which may be subordinated to other indebtedness of the Company; (ii) warrants ("Debt Warrants") to purchase Debt Securities;
(iii) shares of preferred stock, without par value (the "Preferred Stock"); (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants");
(v) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series (the "Depositary Shares"); (vi) Common Stock of the Company, par value $1.00 per share (the "Common Stock"); (vii) warrants to purchase shares of Common Stock (the "Common Stock Warrants"); or (viii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measures (any such measure, an "Index"), or changes in an Index or differences between two or more indexes all having an aggregate initial public offering price or purchase price of up to $10,000,000,000, or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as "Warrants", and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, the Warrants and the Index Warrants are referred to herein collectively as the "Offered Securities". The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment, or sinking fund provisions, the currency or currency unit in which principal, premium or interest is payable, the designation of the trustee acting under the applicable indenture and the initial offering price; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange provisions and whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares; (iii) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (iv) in the case of Warrants, the number and terms thereof, the designation, description and the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof and where applicable, the duration and detachability thereof; (v) in the case of Index Warrants, the aggregate amount and offering price of such Index Warrants, certain information regarding the relevant Index or Indexes and the related assets by reference to which an Index is determined (the "Underlying Assets"), certain information regarding exercisability and certain information regarding payment and distribution; and (vi) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT THERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Securities may be sold by the Company directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters. The Company expects that any such agents, managing underwriters or underwriters in the United States will include Salomon Brothers Inc. If underwriters or agents are involved in any offering of the Offered Securities, the names of the underwriters or agents will be set forth in the applicable Prospectus Supplement. If an underwriter, agent or dealer is involved in any offering of the Offered Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of such Securities less such discount in the case of an offering through an underwriter, or the purchase price of such Offered Securities less such commission in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of such Offered Securities.

The Company or one or more of its subsidiaries may from time to time purchase or acquire a position in the Offered Securities and may at its option, hold, resell, cancel or exercise, if applicable, such Offered Securities. Salomon Brothers Inc expects to offer and sell previously issued Offered Securities in the course of its business as a broker-dealer and may act as principal or agent in such transactions. This Prospectus and the related Prospectus Supplements and Pricing Supplements may be used by the Company or any of its subsidiaries, including Salomon Brothers Inc, in connection with such transactions.

This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

------------------------------------------------------
SALOMON BROTHERS INC
--------------------------------------------------------------------------------
The date of this Prospectus is April 5, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K"); and (ii) the Current Reports on Form 8-K dated January 23, 1996, February 1, 1996 and February 12, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, SALOMON INC, SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048. TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT (212) 783-7000.
                            ------------------------

     References herein to "U.S. dollars", "U.S.$", "dollar" or "$" are to the lawful currency of the United States.

                                  SALOMON INC

     Salomon Inc conducts global investment banking, global securities and commodities trading, and U.S. oil refining and gathering activities. Investment banking activities are conducted by Salomon Brothers Holding Company Inc and its subsidiaries ("Salomon Brothers"), including Salomon Brothers Inc. Salomon Brothers provides capital raising, advisory, trading and risk management services to its customers, and executes proprietary trading strategies on its own behalf. Salomon Inc's commodities trading activities are conducted by the Company's wholly-owned subsidiary, Phibro Inc. and its subsidiaries. Oil refining and gathering activities are conducted by Basis Petroleum, Inc. At December 31, 1995, the Company employed 8,439 people.

     The Company's principal executive offices are located at Seven World Trade Center, New York, New York 10048 (telephone (212) 783-7000). Its registered office in Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                USE OF PROCEEDS

     General. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness.

     Use of Proceeds Relating to Index Warrants. All or a portion of the proceeds to be received by the Company from the sale of each series of Index Warrants may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the Underlying Assets on which the related Index is based, or options, futures contracts, forward contracts or swaps, or options on the foregoing, relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Index Warrants. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. The remainder of the proceeds from the sale of Index Warrants will be used by the Company or its subsidiaries for general corporate purposes, as described above.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
               EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for each of the years 1995, 1994, 1993, 1992 and 1991.

                                                              YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------
                                                    1995      1994      1993      1992      1991
                                                    ----      ----      ----      ----      ----
Ratio of Earnings to Fixed Charges...............   1.12      0.83*     1.32      1.25      1.16
Ratio of Earnings to Fixed Charges and Preferred
  Dividends......................................   1.10      0.81*     1.30      1.21      1.14

     Such ratios were calculated by dividing fixed charges and tax equivalent preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges consist largely of interest expense, including capitalized interest, and a portion of rental expense representative of the interest factor. Tax equivalent preferred dividends represent the pretax earnings necessary to cover preferred stock dividend requirements, assuming such earnings are taxed at the Company's consolidated effective income tax rate.
---------------

* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges and fixed charges, including preferred dividends. The amount by which fixed charges exceed earnings as defined for the year ended December 31, 1994 was $834 million. The amount by which fixed charges, including preferred dividends, exceeded earnings as defined for the year ended December 31, 1994 was $963 million.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended from time to time, the "Senior Debt Indenture") and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The institutions named as trustees under the Indentures are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Forms of the Indentures have been filed with the Commission and are incorporated by reference as part of the Registration Statement. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be Citibank, N.A., a national banking association, under an indenture dated as of December 1, 1988, as amended from time to time, and the Trustee under the Subordinated Debt Indenture will be Bankers Trust Company, a New York banking corporation, under an indenture dated as of December 1, 1988, as amended from time to time. Copies of the respective Indentures under which Citibank, N.A. and Bankers Trust Company serve as Trustees have been filed with the Commission and are incorporated by reference as part of the Registration Statement.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time in series (Section 301). The Debt Securities to be issued under either of the Indentures will be unsecured senior or subordinated obligations of the Company as set forth below. Debt Securities of a series may be issuable as individual securities in registered form without coupons ("Registered Securities") or in bearer form with or without coupons attached ("Bearer Securities") or as one or more global securities in registered or bearer form (each a "Global Security").

     Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title and series of such Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and under which indenture such Debt Securities are being issued; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and, in the case of Registered Securities, the Regular Record Dates for the interest payable on such Interest Payment Dates; (v) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a Holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Common Stock, Preferred Stock, other Debt Securities, or warrants for Debt Securities, Preferred Stock, Common Stock or indebtedness or other securities of any kind of the Company or any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions;
(viii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (ix) whether such Debt Securities are to be issued as Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (x) provisions, if any, for the defeasance of such Debt Securities; (xi) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities having the same terms and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xii) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xiii) if a temporary Debt Security is to be issued with respect to such Debt Securities, whether any interest thereon payable on an Interest Payment Date prior to the issuance of a definitive Debt Security of the series will be credited to the account of the Persons entitled thereto on such Interest Payment Date; (xiv) if a temporary Global Security is to be issued with respect to such Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Debt Securities having the same terms; (xv) if other than United States dollars, the foreign or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and any interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed;
(xvi) if the principal of (and premium, if any) or any interest on such Debt Securities are to be payable, at the election of the Company or a Holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xvii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xviii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities application of a formula, the manner in which such amounts shall be determined; (xix) any additional Events of Default (as defined below) or restrictive covenants provided for with respect to such Debt Securities; (xx) whether and under what circumstances the Company will pay additional interest on such Debt Securities held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities under such circumstances; (xxi) whether and under what circumstances the Company will be obligated to redeem such Debt Securities if certain events occur involving United States information reporting requirements;
(xxii) the terms and conditions, if any, upon which such Debt Securities series may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing; and (xxiii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture under which they are issued (Section 301).

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in United States dollars (Section 302).

     If Bearer Securities are issued, the Federal income tax consequences and other special considerations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

     If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities is determined with reference to any type of index or formula or changes in prices of particular securities, currencies, intangibles, goods, articles or commodities, the Federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the Prospectus Supplement relating thereto.

     If the principal of (and premium, if any) or any interest on Debt Securities are payable in a foreign or composite currency, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Discount Securities"). Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. Federal income tax consequences and other special considerations applicable to any such Debt Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the applicable Trustee in the City and State of New York or (in the case of Bearer Securities) at the principal London office of the applicable Trustee; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a Holder by wire transfer to an account designated by such Holder (Section 307). Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305). Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

     All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1204).

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

GLOBAL SECURITIES

     Debt Securities having the same issue date and the same terms may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 303 and 305).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements for Debt Securities.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee for such Debt Securities, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for any Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.

     If the Depositary for any Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have certain Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to any Debt Securities, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities so issued will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (ii) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities are issuable in either form (Section 305). See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants" below for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

SENIOR DEBT

     The Debt Securities and Coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured debt of the Company except subordinated debt.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the following indebtedness or obligations, whether outstanding at the date of such Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities and any appurtenant Coupons: (a) all indebtedness of the

Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities and any appurtenant Coupons and other than the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and Bank of New York, as trustee, that (i) is for money borrowed,
(ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as heretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation (Subordinated Debt Indenture, Section 101). The subordinated Debt Securities and any appurtenant Coupons will not be superior in right of payment to the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and Bank of New York, as trustee (Subordinated Debt Indenture, Section
1601).

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 502 thereof and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons (Subordinated Debt Indenture, Section 1601). If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the related Prospectus Supplement will set forth the amount of Senior Indebtedness outstanding as of the most recent practicable date.

LIMITATION ON LIENS

     The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Debt Securities issued thereunder (Senior Debt Indenture, Section 1205). The term "Restricted Subsidiary" is defined in the Senior Debt Indenture to mean each of Salomon Brothers Inc, Phibro Inc. and, with respect to the Company's Medium-Term Notes Series D and E, Philipp Brothers, Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.

EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series when due; (ii) default for 30 days in the payment of any interest on any Debt Security of such series or of any related Coupon when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series; (iv) default in the performance of any other covenant in such Indenture, continued for 60 days after written notice thereof by the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of such series then Outstanding; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501). Any additional Events of Default provided with respect to a series of Debt Securities will be set forth in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to a series of Debt Securities issued thereunder, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Debt Securities of such series then Outstanding may declare the principal of and all accrued interest on all Debt Securities of such series (or, in the case of Discount Securities, an amount equal to such portion of the principal amount thereof as will be specified in the related Prospectus Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Debt Securities then Outstanding of a series may, on behalf of the Holders of all such Debt Securities, rescind and annul such declaration and its consequences (Section 502).

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities or any Coupons of any series thereunder before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders (Section 603). Each Indenture provides that no Holder of a Debt Security or any Coupon of any series thereunder may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the Debt Securities then Outstanding of such series (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Debt Securities then outstanding of such series) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any such Debt Security from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon or of any such Coupon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Debt Securities then Outstanding of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee or of exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities and Coupons of such series notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on any Debt Security or of any Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities and Coupons (Section
602).

     The Company will be required to file annually with each Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the appropriate Indenture (Senior Debt Indenture, Section 1206; Subordinated Debt Indenture, Section 1205).

MODIFICATION AND WAIVER

     Each Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to each Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Debt Securities then Outstanding of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security or Coupon; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the Maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security or Coupon; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest or additional amounts payable on any Debt Security or Coupon; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or Coupon; (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture with respect to waiver of compliance with certain provisions of the applicable Indenture or waiver of certain defaults; (vi) limit the Company's obligation to maintain a Paying Agent outside the United States for Bearer Securities; or (vii) limit the obligation of the Company to redeem certain Bearer Securities if certain events occur involving United States information reporting requirements (Section 1102).

     The Subordinated Debt Indenture may not be amended to alter or impair the subordination of the subordinated Debt Securities issued thereunder without the consent of each holder of Senior Indebtedness then outstanding (Subordinated Debt Indenture, Section 1107).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture before the time for such compliance (Senior Debt Indenture, Section 1207; Subordinated Debt Indenture, Section 1206). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any such Debt Security or in the payment of any Coupon of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     Each Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the "Successor Corporation") is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the applicable Indenture and on the Debt Securities and any Coupons issued thereunder; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (iv) the Successor Corporation waives any right to redeem any Bearer Security under circumstances in which the Successor Corporation would be entitled to redeem such Bearer Security but the Company would not have been so entitled if such consolidation, merger, transfer or lease had not occurred; and (v) certain other conditions are met (Section 1001).

DEFEASANCE

     If so specified in the applicable Prospectus Supplement with respect to Debt Securities of any series that are Registered Securities payable only in United States dollars, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the applicable Indenture described above under "Limitation on Liens" and "Consolidation, Merger and Transfer or Lease of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the applicable Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option under either of the Indentures, the Company is required to deliver to the applicable Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and (2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502). Defeasance provisions, if any, with respect to any other Debt Securities of any series will be described in the applicable Prospectus Supplement.

REPLACEMENT DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Debt Security of any series or any related Coupon is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities and Coupons) upon payment by the Holder of such expenses as may be incurred by the Company and the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and such Trustee may require. Mutilated Debt Securities and Coupons must be surrendered before new Debt Securities (with or without Coupons) will be issued (Section 306).

NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable Security Register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security (Section 105).

CONCERNING THE TRUSTEES

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with Citibank, N.A. and Bankers Trust Company, and certain of their respective affiliates, and may have such relationships with other Trustees and their affiliates.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general terms do not apply to such Preferred Stock will be described in such Prospectus Supplement. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), including the Certificate of Designations (the "Certificate of Designations") relating to the applicable series of Preferred Stock. The Certificate of Incorporation and any such Certificate of Designations have been or will be filed as an exhibit to or will be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

     As of the date of this Prospectus, the Company is authorized by its Certificate of Incorporation to issue (unless otherwise indicated in the Prospectus Supplement) 5,000,000 shares of preferred stock, without par value, which may be issued from time to time in one or more series and, subject to the provisions of the Certificate of Incorporation applicable to all series of preferred stock, shall have such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Company's Board of Directors (the "Board of Directors") or a duly authorized committee thereof.

     As of the date of this Prospectus, there are 560,000 shares of Series A Cumulative Convertible Preferred Stock, 225,000 shares of 9.50% Cumulative Preferred Stock, Series C, 400,000 shares of 8.08% Cumulative Preferred, Series D and 500,000 shares of 8.40% Cumulative Preferred Stock, Series E, of the Company outstanding. The 8.40% Cumulative Preferred Stock, Series E, the 8.08% Cumulative Preferred Stock, Series D, the 9.50% Cumulative Preferred Stock, Series C and the Series A Cumulative Convertible Preferred Stock rank on parity as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. There are currently reserved for issuance up to 2,500,000 shares of Series B Junior Participating Preferred Stock of the Company, which shares are issuable upon the exercise of certain preferred share purchase rights (collectively, the "Rights"). The Rights will become exercisable only if a person or group acquires or (unless exercisability is delayed by the Board of Directors) announces an offer to acquire 20% or more (which percentage may be reduced to not less than 10% by the Board of Directors prior to the time the Rights become exercisable) of the outstanding shares of Common Stock of the Company. Shares of Series B Junior Participating Preferred Stock issued upon the exercise of the Rights will rank junior to all shares of any other class of the Company's preferred stock, including the Preferred Stock offered hereby, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such shares will be issued; (iii) the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative, noncumulative or partially cumulative and, if cumulative or partially cumulative, the dates from which dividends shall commence to cumulate;
(iv) any redemption or sinking fund provisions; (v) the amount that shares of such series shall be entitled to receive in the event of any liquidation, dissolution or winding up of the Company; (vi) the terms and conditions, if any, on which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or other series of the same class, of the Company; (vii) the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below; (viii) the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Company on conversion or exchange; (ix) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary, of the Common Stock or of any other class of stock of the Company ranking junior to the shares of such series as to dividends or upon liquidation; (x) the conditions and restrictions, if any, on the creation of indebtedness of the Company, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and (xi) any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the outstanding shares of the Company's Series A Cumulative Convertible Preferred Stock, the 9.50% Cumulative Preferred Stock, Series C, the 8.08% Cumulative Preferred Stock, Series D, the 8.40% Cumulative Preferred Stock, Series E and each other then-outstanding series of Preferred Stock of the Company other than the Series B Junior Participating Preferred Stock, which when issued will rank junior to all shares of any other class of the Preferred Stock. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company.

DIVIDENDS

     The holders of the Preferred Stock, before any dividends may be declared or paid to the holders of shares of the Common Stock or of any other capital stock of the Company ranking junior to the Preferred Stock as to the payment of dividends, will be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof, out of the net profits or net assets of the Company legally available therefor, dividends payable quarterly on March 31, June 30, September 30 and December 31 of each year at such rates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock transfer records of the Company on such record dates (not more than 60 days prior to a dividend payment date) as will be fixed by the Board of Directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

     Dividends on any series of Preferred Stock may be cumulative, partially cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Noncumulative Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Noncumulative Preferred Stock are declared or paid on any future dividend payment dates. If dividends on any series of Preferred Stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on any such stock unless declared and paid ratably on all shares of each series of

Preferred Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

     The Prospectus Supplement relating to a series of Preferred Stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary of, the Common Stock or of any other class of stock of the Company ranking junior to the shares of such series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the Certificate of Incorporation.

LIQUIDATION RIGHTS

     Upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) the holders of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, the amount specified in the applicable Prospectus Supplement for such series, together with all dividends accrued and unpaid before any distribution of the assets will be made to the holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to the holders of the Preferred Stock of all amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     Neither the consolidation, merger or other business combination of the Company with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company will be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     If so specified in the Prospectus Supplement, any series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in the applicable Prospectus Supplement. If less than all shares of a series of Preferred Stock at the time outstanding are to be redeemed, the shares of such series to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the Board of Directors.

     Notice of any redemption of Preferred Stock at the option of the Company shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, such publication to be made not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of shares of Preferred Stock at the addresses shown on the stock transfer records of the Company, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, and such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

     Prior to the redemption date, the Company will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $10,000,000. Unless the Company fails to make such deposit, on the redemption date, all dividends on the Preferred Stock called for redemption will cease to accrue and all rights of the holders of such Preferred Stock as stockholders of the Company shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable Prospectus Supplement, any monies so deposited which remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date will become the property of, and be paid by such bank or trust company to, the Company.

CONVERSION RIGHTS

     The terms and conditions, if any, on which shares of the Preferred Stock are convertible into any other class of the Company's securities will be set forth in the Prospectus Supplement relating thereto. Such terms will include the designation of the security into which such shares are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the Preferred Stock. In the case of conversion of the Preferred Stock into Common Stock or into any other security of the Company for which there exists an established public trading market at the time of such conversion, such terms may include provisions under which the amount of such security to be received by the holders of the Preferred Stock would be calculated according to the market price of such security as of a time stated in the Prospectus Supplement.

VOTING RIGHTS

     Except as indicated below or in the applicable Prospectus Supplement or as otherwise from time to time required by law, holders of the Preferred Stock will have no voting rights.

     So long as any shares of Preferred Stock are outstanding, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Preferred Stock, and all other series of the Company's preferred stock (the Preferred Stock and such other series of preferred stock collectively, the "Outstanding Preferred Stock"), voting as a single class, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, the Company will not:
(i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ("Senior Stock") over the Outstanding Preferred Stock; (ii) reclassify any shares of stock of the Company into shares of Senior Stock; (iii) authorize any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Stock;
(iv) amend, alter or repeal the Certificate of Incorporation to alter or change the preferences, rights or powers of the Outstanding Preferred Stock so as to affect the Outstanding Preferred Stock adversely unless any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Outstanding Preferred Stock at the time outstanding, in which case the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected will be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of shares of Outstanding Preferred Stock voting as a class; or (v) effect the voluntary liquidation, dissolution or winding up of the Company, or the sale, lease or exchange of all or substantially all of the assets, property or business of the Company, or the merger or consolidation of the Company with or into any other corporation (except a wholly-owned subsidiary of the Company); provided, however, that no separate vote of the holders of the Outstanding Preferred Stock as a class will be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company (such transactions being referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation after such reorganization will have no stock either authorized or outstanding (except such stock of the Company as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Outstanding Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and (B) each holder of shares of Outstanding Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving or acquiring Corporation.

     Unless the Company obtains the consent or approval of the holders of a majority of shares of the Outstanding Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, the Company may not amend the provisions of the Certificate of Incorporation in order to increase the amount of the authorized preferred stock or to authorize any other stock ranking prior to or on a parity with the Outstanding Preferred Stock either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up.

     Each share of Preferred Stock will be entitled to one vote on matters on which holders of the Preferred Stock are entitled to vote. Since each share of Outstanding Preferred Stock will be entitled to one vote, the voting power of any series of Preferred Stock on matters on which holders of such series and holders of other series of Outstanding Preferred Stock are entitled to vote as a single class will depend on the number of shares of Outstanding Preferred Stock, not the aggregate liquidation preference or initial offering price of the shares of such series.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following summary and the summary in any Prospectus Supplement of the terms and provisions of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement relating to the applicable series of Preferred Stock, which has been or will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a depositary of depositary receipts ("Depositary Receipts") evidencing depositary shares ("Depositary Shares"). Each Depositary Receipt will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of the Preferred Stock as more fully described below.

     In the event that the Company offers fractional shares of any series of Preferred Stock, such shares of the Preferred Stock, if any, will be deposited under a separate deposit agreement (a "Deposit Agreement") among the Company, a bank or trust company selected by the Company and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary") and the holders from time to time of the Depositary Receipts issued by the Depositary thereunder. The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption and liquidation rights).

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock deposited under a Deposit Agreement to the record holders of Depositary Shares representing such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash in respect of Preferred Stock deposited under a Deposit Agreement, the Depositary will distribute the property received by it to the record holders of the Depositary Shares entitled thereto, in proportion, as nearly as may be practicable, to the numbers of Depositary Shares owned by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable to effect such distribution, including the sale of such property and distribution of the net proceeds from such sale to such holders.

     Each Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock deposited under such Deposit Agreement will be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     If the Preferred Stock deposited under a Deposit Agreement is subject to redemption in whole or in part, the related Depositary Shares will be redeemed from the proceeds received by the Depositary as a result of any such redemption of such Preferred Stock held by the Depositary. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. The Depositary will mail the notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     Notice of redemption having been given as described above, from and after the date fixed for redemption, unless the Company shall have failed to redeem the shares of Preferred Stock so called for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of such Depositary Shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

CONVERSION OF DEPOSITARY SHARES

     If the Preferred Stock deposited under a Deposit Agreement is convertible into any other class of the Company's securities, the related Depositary Shares also will have such conversion rights. The terms and conditions on which such Depositary Shares are convertible will be set forth in the Prospectus Supplement relating thereto. The conversion price per Depositary Share will be equal to the applicable fraction of the conversion price per share applicable to such Preferred Stock.

VOTING RIGHTS

     As soon as practicable after receipt of notice of any meeting at which the holders of the Preferred Stock deposited under a Deposit Agreement are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the holders of the Depositary Shares relating to such Preferred Shares as of the record date for such meeting. Each such record holder of Depositary Shares will be entitled, subject to any applicable restrictions, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such record holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with any such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock deposited under a Deposit Agreement to the extent that it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

     Upon surrender of Depositary Receipts at the principal office of the relevant Depositary (unless the related Depositary Shares have previously been called for redemption), and subject to the terms of the related Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the relevant Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under a Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for the Preferred Stock, except as represented by the Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing any Depositary Shares and any provision of a Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under such Deposit Agreement. Each Deposit Agreement will provide that each holder of Depositary Shares at the time any such amendment becomes effective which continues to hold such Depositary Shares will be deemed to have consented to such amendment and will be bound thereby. No such amendment may impair the right, subject to the terms of the related Deposit Agreement, of any owner of any Depositary Shares issued under such Deposit Agreement to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the whole shares of Preferred Stock represented by such Depositary Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of any Depositary in connection with the initial deposit of Preferred Stock and the initial issuance of the relevant Depositary Shares and any redemption of such Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and certain other charges as are provided in the relevant Deposit Agreement to be for their accounts.

MISCELLANEOUS

     Each Depositary will forward to the holders of the Depositary Shares all reports and communications from the Company which are delivered to such Depositary and which the Company is required to furnish to the holders of the Preferred Stock. In addition, each Depositary will make available for inspection by holders of the Depositary Shares at the principal office of such Depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by such Depositary as the holder of Preferred Stock.

     Neither any Depositary nor the Company will assume any obligation or will be subject to any liability under a Deposit Agreement to holders of the Depositary Shares other than for its negligence or willful misconduct. Neither any Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a Deposit Agreement. The obligations of the Company and any Depositary under a Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and any Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     A Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove any Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

FEDERAL INCOME TAX CONSEQUENCES

     Owners of the Depositary Shares will be treated for Federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR PREFERRED STOCK AND DEPOSITARY SHARES

     The Preferred Stock or Depositary Shares may be issued in certificated or book-entry form, as specified in the applicable Prospectus Supplement. Preferred Stock or Depositary Shares issued in book-entry form from the perspective of the beneficial owners thereof (the "Shareholders") will be issued in the form of a single global stock certificate or Depositary Receipt registered in the name of the nominee of the depository, The Depository Trust Company ("DTC", which term, as used herein, includes any successor or alternate depository selected by the Company).

     DTC is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Persons who are not Participants may beneficially own securities held by DTC only through Participants or Indirect Participants.

     DTC's nominee for all purposes will be considered the sole owner or holder of the Preferred Stock or Depositary Shares held in book-entry form. Owners of beneficial interests in the global stock certificate or Depositary Receipt will not be entitled to have Preferred Stock or Depositary Shares registered in their names, will not receive or be entitled to receive physical delivery of Preferred Stock or Depositary Shares in definitive form and will not be considered the holders thereof under the Certificate of Incorporation or any Deposit Agreement.

     Neither the Company nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global stock certificate or Depositary Receipt, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Shareholder's ownership of Preferred Stock or Depositary Shares will be recorded on or through the records of the brokerage firm or other entity that maintains such Shareholder's account. In turn, the total number of shares of Preferred Stock or Depositary Shares held by an individual brokerage firm for its clients will be maintained on the records of DTC in the name of such brokerage firm or other entity (or in the name of a Participant that acts as agent for the Shareholder's brokerage firm or other entity if such firm or other entity is not a Participant). Therefore, a Shareholder must rely upon the records of such brokerage firm or other entity to evidence such Shareholder's ownership of Preferred Stock or Depositary Shares. Transfer of ownership of any Preferred Stock or Depositary Shares may be effected only through the brokerage firm or other entity that maintains a Shareholder's account.

     Dividends or other distributions payable in respect of Preferred Stock or Depositary Shares will be paid by the Company or the Depositary, as the case may be, to DTC. DTC will be responsible for crediting the amount of payments that it receives from the Company or the Depositary, as the case may be, to the accounts of the Participants in accordance with each of their respective standard procedures. Each Participant will be responsible for disbursing such payments to the Shareholders that it represents and to each brokerage firm or other entity for which it acts as agent. Each such brokerage firm or other entity will be responsible for disbursing funds to the Shareholders that it represents. It is suggested that any purchaser of Preferred Stock or Depositary Shares with accounts at more than one brokerage firm or other entity only effect transactions in the Preferred Stock or Depositary Shares through the brokerage firm or firms or other entity or entities that hold such purchaser's Preferred Stock or Depositary Shares.

     If DTC is at any time unwilling or unable to continue as depository in respect of a global certificate or Depositary Receipt and a successor depository is not appointed by the Company or the Depositary, as the case may be, within 90 days, the Company will issue Preferred Stock or Depositary Shares, as the case may be, in definitive form in exchange for the global stock certificate or Depositary Receipt. In addition, the Company may at any time determine not to have the Preferred Stock or Depositary Shares represented by a global stock certificate or Depositary Receipt, as the case may be, and, in such event, will issue Preferred Stock or Depositary Shares in definitive form in exchange for such global stock certificate or Depositary Receipt. In either instance, an owner of a beneficial interest in the global stock certificate or Depositary Receipt will be entitled to have Preferred Stock or Depositary Shares equal in aggregate amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Preferred Stock or Depositary Shares in definitive form. The registered owner of such Preferred Stock or Depositary Shares will be entitled to receive the dividends or other distributions or, if applicable, the redemption price payable in respect of such Preferred Stock or Depositary Shares, upon surrender of such Preferred Stock or Depositary Shares to the Company or the Depositary, as the case may be, in accordance with the procedures set forth in the Certificate of Incorporation or Deposit Agreement, respectively.

                          DESCRIPTION OF COMMON STOCK

     As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of 250,000,000 shares of Common Stock, $1.00 par value per share. As of December 31, 1995, 106,447,726 shares of Common Stock were outstanding.

     The following description of the capital stock of the Company is subject to the detailed provisions of the Company's Certificate of Incorporation and bylaws as currently in effect (the "Bylaws"). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation and the Bylaws, each of which has been filed as an exhibit to or will be incorporated by reference in the Registration Statement of which this Prospectus is a part.

     Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. Subject to the provisions of the Bylaws with respect to the closing of the transfer books and the fixing of a record date, holders of shares of Common Stock are entitled to one vote per share of Common Stock held on all matters requiring a vote of the holders of Common Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of the Company available for distribution. Shares of Common Stock are not redeemable and have no subscription, conversion or preemptive rights.

     The outstanding shares of Common Stock are listed on the New York Stock Exchange and trade under the symbol "SB". The transfer agent and registrar for the Common Stock is First Chicago Trust Company.

                            DESCRIPTION OF WARRANTS

     The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

     The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates"), if any, of such series, and will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. Copies of the form of Warrant Agreement, including the respective forms of Warrant Certificates, have previously been filed with the Commission and are incorporated by reference as part of the Registration Statement. The following summaries of certain provisions of the forms of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates.

DEBT WARRANTS

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Warrants, if any, offered thereby for the terms of such Warrants, including, where applicable: (i) the title of such Debt Warrants;
(ii) the aggregate number of such Debt Warrants; (iii) the offering price, if any; (iv) the currency or currencies in which such Debt Warrants are being offered; (v) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants; (vi) if applicable, the designation and terms of the series of Debt Securities with which such Debt Warrants are being offered and the number of such Debt Warrants being offered with each such Debt Security; (vii) if applicable, the date on and after which such Debt Warrants and the related series of Debt Securities will be transferable separately; (viii) the principal amount of the Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise (which price may be payable in cash, securities or other property); (ix) the date on which the right to exercise such Debt Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (x) whether such Warrants are to be issuable as Registered Warrants or Bearer Warrants (each, as defined below); (xi) whether such Debt Warrants are extendable and the period or periods of such extendability; (xii) the terms upon which any Bearer Warrants of such series may be exchanged for Registered Warrants of such series; (xiii) whether such Debt Warrants will be issued in certificated or uncertificated form; (xiv) United States Federal income tax consequences; (xv) the antidilution provisions of such Debt Warrants, if any;
(xvi) the redemption or call provisions, if any, applicable to such Debt Warrants; (xvii) any additional terms of the Debt Warrants, including terms, procedures and limitations relating to the exchange of such Debt Warrants; and (xviii) any other terms of such Debt Warrants not inconsistent with the applicable Warrant Agreement.

     Warrants for Debt Securities will be issuable in registered form ("Registered Warrants") and may be issuable in bearer form ("Bearer Warrants"). Registered Warrants of any series will be exchangeable into Registered Warrants of the same series representing in the aggregate the number of Debt Warrants surrendered for exchange. Warrant Certificates, to the extent exchangeable, may be presented for exchange, and Registered Warrants may be presented for transfer, at the corporate trust office of the Warrant Agent for such series of Debt Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Debt Warrants). Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities of the series purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on, the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the applicable Indenture. Bearer Warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any Bearer Warrants.

     Each Debt Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Debt Warrant. Registered Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time prior to 5:00 P.M., New York City time (unless otherwise indicated in the related Prospectus Supplement), on the Expiration Date set forth in the Prospectus Supplement relating to such series of Debt Warrants. After the close of business on the Expiration Date relating to such series of Debt

Warrants (or such later date to which such Expiration Date may be extended by the Company), unexercised Debt Warrants of such series will become void.

     Registered Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Debt Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Debt Warrants. Such Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Debt Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. Only Registered Securities will be issued and delivered upon exercise of Registered Warrants. If fewer than all of the Debt Warrants represented by a Registered Warrant are exercised, a new Registered Warrant will be issued and delivered for the remaining amount of Warrants. Special provisions relating to the exercise of any Bearer Warrants will be described in the related Prospectus Supplement.

STOCK WARRANTS

     The Prospectus Supplement relating to any particular issue of Preferred Stock Warrants or Common Stock Warrants will describe the terms of such Stock Warrants, including the following: (i) the title of such Stock Warrants; (ii) the aggregate number of such Stock Warrants; (iii) the offering price for such Stock Warrants, if any; (iv) the currency or currency units in which the offering price, if any, and the exercise price are payable; (v) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Stock Warrants; (vi) if applicable, the designation and terms of such Offered Securities with which such Stock Warrants are issued and the number of such Stock Warrants issued with each such Offered Security; (vii) if applicable, the date from and after which such Stock Warrants and any such Offered Securities issued therewith will be transferable separately; (viii) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Stock Warrant and the price at which such shares may be purchased upon exercise;
(ix) the date on which the right to exercise such Stock Warrants shall commence and the Expiration Date; (x) if applicable, the minimum or maximum amount of such Stock Warrants that may be exercised at any one time; (xi) whether such Stock Warrants are extendable and the period or periods of such extendability;
(xii) United States federal income tax consequences; (xiii) the antidilution provisions of such Stock Warrants, if any; (xiv) the redemption or call provisions, if any applicable to such Stock Warrants; (xv) any additional terms of the Stock Warrants, including terms, procedures and limitations relating to the exchange of such Stock Warrants; and (xvi) any other terms of such Stock Warrants not inconsistent with the applicable Warrant Agreement.

                         DESCRIPTION OF INDEX WARRANTS

     The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

     Each series of Index Warrants will be issued under a separate index warrant agreement (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index

Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the "Index Warrant Certificate," or, if issued in global form, the "Index Warrant Global Certificate"), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

     The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to "reopen" a previous series of Index Warrants and to issue additional Index Warrants of such series.

     Each Index Warrant will entitle the holder (each, a "Holder") to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measure (any such measure, an "Index"), or changes in an Index or differences between two or more Indexes. The assets by reference to which an Index is determined (the "Underlying Assets") may be one or more specified securities or securities indexes or one or more foreign currencies or foreign currency indexes, or a combination thereof. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant Index or Indexes.

     Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.

     The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution, or the determination of the payment or distribution, on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Holders pursuant to the Index Warrants.

     Unless otherwise specified in the Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Holders will be entitled to receive in cash or securities, depending on the terms of the applicable Prospectus Supplement, the cash amount or the number of securities due, if any, on such exercise of the Index Warrants.

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the Index or Indexes by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the Underlying Assets;
(v) the amount due, or the
means by which the amount due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time;
(viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Holders (or by any person or entity) on any day;
(ix) any provisions permitting a Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants;
(xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of Index Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with, which such Index Warrants will be listed; (xvi) any provisions for issuing such Index Warrants in certificated form; (xvii) if such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.

     Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

     Subject to the rules of the Depository, and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depository (the "Depository"), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC"). Index Warrants will be registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

     The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of an Index Warrant Global Certificate, the Depository will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of institutions that have accounts with the Depository ("participants"). The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Index Warrant Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in an Index Warrant Global Certificate.

     The Depository's nominee for all purposes will be considered the sole owner or holder of the Index Warrants under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants, and will not be considered the holders thereof under the related Index Warrant Agreement.

     Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments or distributions made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Index Warrant Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Depository, receive individual Index Warrant in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

     Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory Organization"), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION

     The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders.

     The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid or the securities to be distributed to the Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     Any Holder may, without the consent of the Index Warrant Agent or any other Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS

     The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the Underlying Assets, risks relating to the Index or Indexes by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the Underlying Assets are traded and, in the case of certain Index Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and under "Risk Factors Relating to the Index Warrants" in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the Index (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under "Description of Index Warrants," and the information regarding the Index Warrants, the Index and the Underlying Assets set forth in the Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

     In compliance with United States Federal income tax laws and regulations the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.

     As used herein, "United States" means the United States of America and its possessions, and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership". A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security or Bearer Warrant is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive Bearer Security be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to such Bearer Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Offered Securities may be listed and any restrictions on the sale and delivery of Offered Securities in bearer form.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company expects that such managing underwriters or underwriters in the United States will include Salomon Brothers Inc. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such

Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     Salomon Brothers Inc is an indirect wholly owned subsidiary of the Company. Salomon Brothers Inc's participation in the offer and sale of Offered Securities complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding the underwriting by Salomon Brothers Inc of securities of its parent. Salomon Brothers Inc may act as an underwriter in an "at the market" equity offering pursuant to Rule 415(a)(4) under the Securities Act and may make a market in the Offered Securities but is not obligated to do so.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OFFERED SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS

     The financial statements and related schedules included in the 1995 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York, and for any agents or underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
        PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference..........................   S-2
Risk Factors Relating to DECS........   S-3
Salomon Inc..........................   S-5
Cincinnati Bell......................   S-5
Recent Developments Concerning
  Cincinnati Bell....................   S-6
Relationship Among Waslic, Western &
  Southern and Cincinnati Bell.......   S-7
Price Range and Dividend History of
  Cincinnati Bell Common Shares......   S-8
Use of Proceeds......................   S-8
Description of the DECS..............   S-9
Certain United States Federal Income
  Tax Considerations.................   S-16
ERISA Considerations.................   S-19
Plan of Distribution.................   S-20

              PROSPECTUS
Available Information................     2
Incorporation of Certain Documents by
  Reference..........................     2
Salomon Inc..........................     3
Use of Proceeds......................     3
Ratio of Earnings to Fixed Charges
  and Earnings to Fixed Charges and
  Preferred Dividends................     3
Description of Debt Securities.......     4
Description of Preferred Stock.......    13
Description of Depositary Shares.....    17
Description of Common Stock..........    22
Description of Warrants..............    22
Description of Index Warrants........    24
Limitations on Issuance of Bearer
  Securities and Bearer Warrants.....    28
Plan of Distribution.................    29
ERISA Matters........................    30
Experts..............................    31
Legal Opinions.......................    31

3,000,000 DECS(SM)
(DEBT EXCHANGEABLE FOR
COMMON STOCK(SM))


SALOMON INC


    % EXCHANGEABLE NOTES
DUE FEBRUARY 1, 2001


SALOMON BROTHERS INC

MORGAN STANLEY & CO.
  INCORPORATED




PROSPECTUS SUPPLEMENT

DATED , 1996